Exhibit 15

October 26, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ford Motor Company Registration Statement Nos. 33-62227, 333-02735, 333-20725, 333-31466, 333-47733, 333-56660, 333-57596, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993, 333-165100, 333-172491, 333-179624, 333-186730, 333-193999, 333-194000, 333-203697, 333-210978, and 333-217494 on Form S-8 and 333-216126 on Form S-3.

Commissioners:

We are aware that our report dated October 26, 2017 on our review of interim financial information of Ford Motor Company (the “Company”), which is included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017, is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan